Exhibit 10.1

SUBSCRIPTION AGREEMENT

UHF INCORPORATED

SUBSCRIPTION AGREEMENT (this Agreement"), dated as of August 1, 2011, between UHF Incorporated., a Michigan corporation (the "Company") with its principal offices at 60 Port Perry Road, North Versailles, Pennsylvania 15137, and each of the undersigned subscribers (each a “Subscriber,” and collectively, the “Subscribers”).

Preliminary Statement

         The Company is offering to sell to the Subscribers, and the Subscribers are willing to purchase from the Company, an aggregate of 40,519,246  shares of the Company’s common stock, $0.001 par value (the “Shares”), for a total purchase price of $133,500.00 (the “Purchase Price”).

       The Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.           Subscription for Shares.

           The Subscribers hereby subscribe to purchase the Shares for the Purchase Price. The number of Shares to be purchased by each Subscriber and the price therefor are set opposite the name of such Subscriber on Schedule A hereto. The Company shall deliver to each Subscriber, a certificate representing the number of Shares to be purchased by such Subscriber, registered in the name of such Subscriber, against receipt of the Purchase Price. The sale of the Shares is subject to the sale of 6,331,922 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), by Dachris Ltd., representing approximately 66.76% of the outstanding shares of Common Stock, to the Subscribers pursuant to a separate Stock Purchase Agreement dated on or about the date hereof (the “Stock Purchase Agreement”).

2.           Representations, Warranties and Covenants of the Company. The Company represents and warrants to and agrees with Subscribers that, except as set forth in the Company's Form 10-K for the year ended December 31, 2010, and all periodic reports filed with the SEC thereafter (hereinafter referred to collectively as the "SEC Reports"), including the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 (the "First Quarter 2011 Form 10-Q"), that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the date of issuance of the Shares:

            (a) Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate or other power to own its properties and to carry on its business as disclosed in the SEC Reports. The Company does not own or have an equity interest in any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity.

            (b) Authority.  The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations hereunder. This Agreement and the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action.

            (c) Outstanding Securities. All of the issued and outstanding shares of the Company’s Common Stock have been duly and validly authorized and issued, are fully paid and non-assessable (with no personal liability attaching to the holders thereof or to the Company) and are free from preemptive rights or rights of first refusal held by any person.  All of the issued and outstanding shares of Common Stock have been issued pursuant to either a current effective registration statement under the Securities Act or an exemption from the registration requirements thereof, and were issued in accordance with all applicable Federal and state securities laws.

            (d) Enforceability. This Agreement, when duly executed and delivered on behalf of the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

            (e) Consents. No consent, approval, authorization, filing with or notice to any person, entity or public authority, or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or the Company's shareholders is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations under this Agreement, including, without limitation, the issuance and sale of the Shares, other than filings required by Federal or state securities laws, which filings have been or will be made by the Company on a timely basis.

            (f) No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 3 are true and correct, neither the issuance and sale of the Shares nor the performance of the Company's obligations under this Agreement will:

                      (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) under (A) the articles of incorporation or bylaws of the Company, each as amended as of the date hereof, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or of any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, or by which the Company  is bound, or to which any of the properties of the Company is subject; or

                      (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Shares or any of the assets of the Company.

            (g) The Shares.  The Shares upon issuance:

                      (i) will be free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act and any applicable state securities laws;

                      (ii) will have been duly and validly authorized and duly and validly issued, and upon payment of the purchase price specified in this Agreement the Shares will be fully paid and non-assessable (with no personal liability attaching to the holders thereof or to the Company) and will be free from preemptive rights or rights of first refusal held by any person; provided the representations of the Subscribers herein are true and accurate and the Subscribers take no actions or fail to take any actions required for their purchase of the Shares to be in compliance with all applicable laws and regulations; and

                      (iii) will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the Securities Act.

            (h)  Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement. There is no pending or, to the knowledge of the Company, or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company.

            (i) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Common Stock is registered pursuant to Section 12(g) of the Exchange Act.

            (j) Information Concerning Company. The SEC Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates and all the information required to be disclosed therein. Except as disclosed in the Company’s SEC Reports, since the last day of the fiscal year of the most recent audited financial statements included in the SEC Reports ("Latest Financial Date"), there has been no occurrence or event which would have a material adverse effect on the financial condition, results of operations, properties or business of the Company. To the undersigned director and officer’s best knowledge, the SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which made, except that the Company failed to file certain Current Reports on Form 8-K reporting the resignation of certain directors.

            (k) Financial Statements. The financial statements of the Company included in the SEC Reports (hereinafter collectively, the “Financial Statements”) were prepared in accordance with generally accepted accounting principles consistently applied and present and reflect fairly the financial position of the Company at the respective balance sheet dates and the results of its operations and cash flows for the periods then ended, provided, however, that the financial statements included in the First Quarter 2011 Form 10-Q are subject to normal year-end adjustments and lack footnotes and other presentation items.  The Company has made and kept books and records and accounts which are in reasonable detail and which fairly and accurately reflect the activities of the Company, subject only to year-end adjustments. The Company has heretofore provided Subscribers or their agent or attorney with the contact information of the Company’s auditors and has otherwise authorized the auditors to converse with the Subscribers or their agents or attorneys and answer any questions they might have.

            (l) No Undisclosed Liabilities.  The Company does not have any liabilities of any kind or nature, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (“Liabilities”), which are not disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company's business since the Latest Financial Date.  Since the Latest Financial date, there has been no occurrence or event which would have a material adverse effect on the financial condition, results of operations, properties or business of the Company.  As of the date of issuance and payment for the Shares (the “Closing Date”), the Company will have no Liabilities.

            (m) No Undisclosed Events or Circumstances. Since the Latest Financial Date, no event or circumstance has occurred or exists with respect to the Company or its business, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Reports.

            (n) Defaults.  Except for such issues as arise out of the failure of the Company to have seven (7) directors prior to the date hereof, the Company is not in violation of its restated articles of incorporation or bylaws.  The Company is not in default under or in violation of any note, loan agreement, security agreement, mortgage, contract, franchise agreement, distribution agreement, lease, alliance agreement, joint venture agreement, other agreement, license, permit, consent, approval or instrument to which it is a party, and no event has occurred which, with or without the lapse of time or giving of notice, or both, would constitute such default thereof by the Company or would cause acceleration of any obligation of the Company or would adversely affect the business, operations, or financial condition of the Company.  To the knowledge of the Company, no party to any note, loan agreement, security agreement, mortgage, contract, franchise agreement, distribution agreement, lease, alliance agreement, joint venture agreement, other agreement, license, permit, consent, approval or instrument with or given to the Company is in default thereunder and no event has occurred with respect to such party, which, with or without the lapse of time or giving of notice, or both, would constitute a default by such party or would cause acceleration of any obligations of such party.  The Company is (i) not subject to nor in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (ii) to the Company's knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the financial condition, results of operations, properties or business of the Company.  There are no claims, actions, suits, proceedings or labor disputes, inquiries or investigations (whether or not purportedly on behalf of the Company), pending or, to the best of the Company's knowledge, threatened, against the Company, at law or in equity or by or before any Federal, state, county, municipal or other governmental department, the SEC, the Financial Industry Regulatory Authority, board, bureau, agency or instrumentality, domestic or foreign, whether legal or administrative or in arbitration or mediation, nor is there any basis for any such action or proceeding.  Neither the Company, nor any of its assets are subject to, nor is the Company in default  with respect to, any order, writ, injunction, judgment or decree that could adversely affect the financial condition, business, assets or prospects of the Company.

            (o) Compliance with Laws.  The Company is in compliance with all laws, rules and regulations of all Federal, state, local and foreign government agencies having jurisdiction over the Company or affecting the business, assets or properties of the Company, except where the failure to comply has not and will not have a material adverse effect on the financial condition, results of operations, properties or business of the Company.  The Company possesses all licenses, permits, consents, approvals and agreements (collectively, “Licenses”) which are required to be issued by any and all applicable Federal, state, local or foreign authorities necessary for the operation of its business and/or in connection with its assets or properties, except where the failure to possess such Licenses has not and will not have a material adverse effect on the financial condition, results of operations, properties or business of the Company.

            (q) Transactions with Affiliated Parties. To the Company's knowledge, no officer, director or 5% stockholder of the Company and no Affiliate of any such person engages in business with the Company.

            (r) Taxes. The Company has filed or will timely file with the appropriate taxing authorities all returns in respect of taxes required to be filed through the date hereof and has timely paid or will timely pay all taxes that it is required to pay or has established an adequate reserve therefore.  There are no pending or, to the knowledge of the Company, threatened audits, investigations or claims for or relating to any liability of the Company in respect of taxes.

            (s) No Employees.  The Company does not have any ongoing operations and does not employ any employees and does not maintain any employee benefit or stock option plans.  The Company is not a party to any contract or agreement that will survive the Closing issuance of the Shares contemplated hereby.

            (t) Not an Integrated Offering.  Neither the Company, nor any person acting on its behalf, has knowingly, either directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, which would impair the exemptions relied upon in for the offer and sale of the Shares to the Subscribers or the Company’s ability to timely comply with its obligations hereunder. The Company will not knowingly conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Shares, which would impair the exemptions relied upon for the offer and sale of the Shares to the Subscribers or the Company's ability to timely comply with its obligations hereunder.

            (u) No General Solicitation. Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

            (v) Listing. The Common Stock is quoted on the Bulletin Board under the symbol UHFI.OB. The Company has not received any oral or written notice that the Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that the Common Stock does not meet all requirements for the continuation of such quotation. The Company, to the best of its knowledge, satisfies all the requirements for the continued quotation of the Common Stock on the Bulletin Board.

            (w) Consultants, Brokers or Other Agents.  Except for the individual or entity identified on Schedule B (the “Consultant”) which has acted on behalf of the Company, no consultant, broker or finder has acted for the Company in connection with this Agreement or the transaction contemplated hereunder and is entitled to any brokerage or finder’s fee with respect to this Agreement as a result of the actions of the Company or its affiliates.  The fees due Consultant is set forth on Schedule B and will be paid out of the proceeds hereof.

            (x) Disclosure. The information contained in the SEC Reports taken together, including other information and documentation supplied by the Company, describes in all material respects the business and financial condition of the Company, and such material, taken together, does not, to the Company’s knowledge, contain any misstatement of a material fact or omit to state a material fact necessary to make the information not misleading.  The Subscribers should therefore be entitled to rely on such material notwithstanding any investigation Subscribers may have made.

3.           Representations and Warranties of Subscribers. Each Subscriber hereby, severally but not jointly, represents and warrants to and agrees with the Company that:

            (a) Due Execution and Delivery; Binding Nature. This Agreement has been duly executed and delivered by the Subscriber and constitutes a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms hereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

            (b) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not and will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which Subscriber is a party or by which Subscriber’s properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Subscriber or Subscriber’s properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber). Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for Subscriber to execute, deliver or perform any of Subscriber’s obligations under this Agreement or to purchase the Shares, provided that for purposes of the representation made in this sentence, Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

            (c) Information on Company. Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the SEC Reports.  In addition, the Subscriber has received in writing from the Company other information concerning its operations, financial condition and other matters (such information is collectively, the "Other Written Information"). Subscriber has carefully read, and understands the information in the SEC Reports.  Subscriber acknowledges that he or it has also had the opportunity to talk to the Company’s auditors and ask them questions concerning any outstanding tax liabilities or tax or accounting issues.

            (d) Information Concerning Subscriber. Subscriber is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act and as amended by the Dodd-Frank Financial Reform Act of 2010, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with Subscriber’s representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber is duly and legally qualified to purchase and own the Shares.  The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

            (e) Purchase of Shares. The Subscriber is purchasing the Shares as principal for Subscriber’s own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

            (f) Compliance with Securities Act. The Subscriber understands and agrees that the Shares have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.

            (g) Legend. The Subscriber understands and acknowledges that the certificates evidencing the Shares shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE BE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

            (h) Communication of Offer. The offer to sell the Shares was directly communicated to the Subscriber by the Company and no other person has solicited an investment in the Shares on behalf of the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

            (i)  Brokers.  No broker or finder has acted for the Subscribers in connection with this Agreement or the transaction contemplated hereunder and is entitled to any brokerage or finder’s fee with respect to this Agreement as a result of the actions of the Subscribers.

            (j) Disqualifications.  Each Subscriber represents on behalf of himself that:

(a)           During the past ten years there has been no petition under the federal bankruptcy laws or any state insolvency law filed by or against him, it or its principals, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of him, it or its principals or any  partnership in which he was a general partner at, or within two years before, the time of such filing or any corporation or business association of which he was an executive officer at, or within two years before, the time of such filing;

 (b)           He has not been convicted of fraud in a civil or criminal proceeding;

 (c)           During the past five years he has not been convicted in a criminal proceeding or named the subject of a pending criminal proceeding, excluding traffic violations and other minor offenses;

 (d)           He has not been the subject of any administrative or court order, judgment, decree or consent agreement, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining or limiting him from the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

 (e)           He has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to engage in any activity described in subparagraph (iv)(a) above or to be associated with persons engaged in any such activity;

 (f)           He has not been found by a court in a civil action or by the Securities and Exchange Commission (the “SEC”) to have violated any federal or state securities law, which judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; and

 (g)           He has not been found by a court in a civil action or by the Commodities Futures Trading Commission to have violated any federal commodities law, which judgment in such civil action or finding by the Commodities Futures Trading Commission has not been subsequently reversed, suspended or vacated.

In respect of those Subscribers and principals of Subscribers that are residents of countries other than the United States, the references above to courts, federal or state agencies shall be deemed to refer to the comparable tribunal or entity in the country in which such individuals reside.

(k)  Authorization.  Mr. Lawrence Burstein, who is executing this Agreement on behalf of himself and the other Subscribers, and who is making the foregoing representations as to each of the individual Subscribers, including himself, hereby represents and warrants that he has been expressly authorized by each of the Subscribers to make the foregoing representations (representations that he understands and is informed are true and accurate as to each, including himself) and otherwise sign this Agreement and any other agreement or document to be executed by the Subscribers in connection with the purchase of the Shares, on each of the individual Subscriber’s behalf, thereby binding them and each of them accordingly.

4.           Regulation D Offering. The offer and issuance of the Shares to the Subscriber is being made pursuant to the exemption from the registration provisions of the Securities Act afforded by Section 4(2) or Section 4(6) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

5.           Broker Commissions. The Company on the one hand, and each Subscriber on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees as a result of the actions of the Company or Subscriber, as the case may be, on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions.

6.           Covenants of the Company and Subscriber Regarding Indemnification.

            (a) The Company agrees to indemnify, hold harmless, reimburse and defend each Subscriber, the Subscriber’s officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based solely upon (i) any material misrepresentation by Company or material breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

Notwithstanding the foregoing, the Company’s indemnity pursuant to this Section shall be limited to an aggregate of $133,500, plus the reasonable costs of collection, to which Subscribers may become subject, insofar as such Losses arise out of any breach of the representations, warranties or covenants contained in this Agreement.

            (b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based solely upon (i) any material misrepresentation by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii)after any applicable notice and/or cure periods, any material breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by the Company and Subscriber, relating hereto.

            (c)  Any person entitled to indemnification under Section 6(a) or (b) of this Agreement (an “indemnified party”) shall notify promptly the person obligated to provide such indemnification (the “indemnifying party”) in writing of the commencement of any action or proceeding brought by a third person against the indemnified party with respect to a Claim (a “Third Party Claim”) for which the indemnified party may be entitled to indemnification from the indemnifying party under this Section 6, but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party under Section 6 of this Agreement, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder.  The indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense of any Third Party Claim with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses or disbursements subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Third Party Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party of such Third Party Claim; (ii) if the indemnified party who is a defendant in such Third Party Claim which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Third Party Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned).  If the indemnifying party assumes the defense of any Third Party Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party.

7.   Conditions to Subscribers Obligation to Close.

The obligation of the Subscribers to consummate the transactions contemplated hereby are subject to:

            (i) the taking by the Company of such actions as are necessary to elect six (6) additional members to its Board of Directors, to authorize the issuance of the Shares to be issued hereunder and the concurrence in such issuance by the Company’s principal shareholder;

            (ii)  the completion of the sale by Dachris Ltd. to the Subscribers of the sale of 6,331,922 shares of  Common Stock, representing approximately 66.76% of the outstanding shares of Common Stock, pursuant to the Stock Purchase Agreement; and

            (iii) the conditions set forth in the escrow agreement annexed hereto as Exhibit A have been satisfied.

8.   Miscellaneous.

(a)           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, or (ii) delivered by reputable air courier service with charges prepaid, or (iii) transmitted by telegram, in each case addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by telegram, or (b) if sent by reputable courier, the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or upon actual receipt, whichever shall first occur.

If to the Company:

UHF Incorporated
60 Point Perry Road
North Versailles, Pennsylvania 15137
Attention: Ronald C. Schmeiser, President and Chief Executive Officer
e-mail address: bdornish@dornish.net

with a copy (which shall not constitute notice) to:
J. Michael Coombs, Esq.
MABEY & COOMBS, L.C.
Highland Park Plaza
3098 South Highland Drive, Suite 323
Salt Lake City, Utah 84106-6001
Phone No. 801-467-2779
Fax No. 801-467-3256
Email:  jmcoombs@sisna.com

If to the Subscribers:

c/o Eaton & Van Winkle LLP
3 Park Avenue, 16th floor
New York, NY 10016
Attention: Vincent J. McGill, Esq.
Phone No.:212-561-3604
Fax No.:212-779-9928
e-mail address: vmcgill@evw.com

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

           (b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by approval or written consent of Subscriber. Neither the Company nor the Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber.

           (c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

           (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereto agrees that any action arising out of or related to this Agreement shall be brought in the state or federal courts located in Harrisburg, Pennsylvania, and each of the parties hereto submits to the jurisdiction of such courts and waives any claim arising out of or related to the convenience of such forum.

           (f) Survival. The representations and warranties, covenants and other agreements of the Company and the Subscriber set forth in this Agreement shall survive the purchase of the Shares by the Subscriber hereunder for a period of one year from the date hereof.

[signature page is on following page]

IN WITNESS WHEREOF, the undersigned have duly authorized the execution of this Agreement as of the date first above written.

UHF Incorporated

By:	/s/ Ronald C. Schmeiser
Ronald C. Schmeiser
President and Chief Executive Officer

Subscribers:

/s/ Lawrence Burstein
Lawrence Burstein

Omar Cunha#

Peter van Voorst Vader#

Sidney Levy#

Selmo Nissenbaum #

# By:	/s/ Lawrence Burstein
Lawrence Burstein, Authorized Agent

Schedule A

SUBSCRIBERS

Name	Number of Shares	Purchase Price

Lawrence Burstein	8,103,850	$26,700

Omar Cunha	8,103,849	$26,700
To be registered in the name of
Frontera Holdings Limited Partnership

Peter van Voorst Vader	8,103,849	$26,700

Sidney Levy	8,103,849	$26,700
To be registered in the name of
Wit Services Global Inc.

Selmo Nissenbaum	8,103,849	$26,700
To be registered in the name of
Nissen Holdings & Co Ltd.

Schedule B

CONSULTANT

Shellie Shoppe   $65,000

Exhibit A

ESCROW AGREEMENT

AGREEMENT dated as of the 1st day of August 2011, by and between UHF Incorporated, a Michigan corporation having an office at 60 Point Perry Road, North Versailles, Pennsylvania 15137 (hereinafter referred to as the "Company"), each of the Subscribers whose names are set forth on Schedule A hereto (the “Subscribers”) having an address c/o Eaton & Van Winkle LLP, 3 Park Avenue, New York, New York 10016 (the “Company”), Eaton & Van Winkle LLP (“EVW”), having offices at 3 Park Avenue, New York, New York 10016 and Mark S. Galper, Esq., having an office at 409 Schoonmaker Avenue, P.O. Box A, Monessen, PA 15062, (the “Escrow Agent”).

Preliminary Statement

The Subscribers have entered into a Subscription Agreement with the Company dated on or about the date hereof  (the “Subscription Agreement”) for the purchase of 40,519,246  shares (the “Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”) for a total purchase price of $133,500.00 (the “Purchase Price”).

The Company has authorized the issuance of the Shares and will instruct Columbia Stock Transfer Co., 601 E. Seltice Way, Suite 202, Post Falls, ID 83854, Phone: 208-664-3544 Fax: 208-777-8998, Attn:  Michelle King, transfer agent for its shares of Common Stock (the “Transfer Agent”), to issue stock certificates representing the Shares registered in the names of the Subscribers in the respective number of Shares set forth opposite the name of each Subscriber on Schedule A to the Subscription Agreement (the “Stock Certificates”).

The Subscribers have deposited the Purchase Price, together with an executed copy of the Subscription Agreement, in escrow with the Escrow Agent (together, the “Escrow Property”).
The Escrow Agent will hold the Escrow Property in escrow in accordance with the terms and subject to the conditions set forth in this agreement.

The Company and the Subscribers have requested that EVW and the Escrow Agent perform the tasks set forth herein and each of them has agreed to do so.

NOW, THEREFORE, IT IS AGREED as follows:

1.           Delivery of Escrow Property. The Subscribers shall deliver (i) the Purchase Price to an account designated by the Escrow Agent and (ii) an executed copy of the Subscription Agreement to the Escrow Agent.  Upon receipt of the Escrow Property, the Escrow Agent shall so advise EVW and the Company.

2.           Issuance of Stock Certificates.  The Company shall deliver to the Transfer Agent appropriate instructions and corporate resolution(s) as the Transfer Agent requires authorizing the issuance of the Stock Certificates and shall instruct the Transfer Agent to send the Stock Certificates by Federal Express to EVW and to advise the Escrow Agent and EVW of the issuance and delivery of the Stock Certificates (the “Transfer Agent Notification”).

3.            Release of Stock Certificates and Purchase Price.  Upon the consummation of the sale by Dachris Ltd. to the Subscribers of 6,331,922 shares of the Company’s Common Stock (the “Dachris Shares”) pursuant to a Stock Purchase Agreement dated on or about the date hereof, for which the Escrow Agent is also acting as escrow agent and receipt of the Transfer Agent Notification, the Escrow Agent shall deliver (i) to EVW, the Stock Certificates against receipt of the Purchase Price, and (ii) to the Company, the Purchase Price in accordance with instructions from the Company, together with the Subscription Agreement executed by the Subscribers.  If the Escrow Agent has not received the Transfer Agent Notification and the sale of the Dachris Shares to the Subscribers has not been consummated prior to August 12, 2011, the Escrow Agent shall deliver (x) to the Company, the Stock Certificates, and (y) to EVW, the Purchase Price in accordance with instructions from EVW, together with the executed copy of the Subscription Agreement.

4.           Acceptance by EVW and Escrow Agent.  Each of EVW and the Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)           EVW and the Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by the Company or any of the Subscribers to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so.  Neither EVW nor the Escrow Agent shall have any duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.  The names and true signatures of individuals and entities authorized to act singly on behalf of the Company or the Subscribers are stated in Schedule B attached hereto. The Company and the Subscribers may each remove or add one or more of its authorized signers stated on Schedule B by notifying EVW and the Escrow Agent in accordance with this Agreement of such change, which notice shall include the true signature for any new authorized signatories.

(b)           Each of EVW and the Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith and Eaton & Van Winkle LLP or Bergstein & Galper, P.C., as the case may be, may serve as such counsel.  Neither EVW nor the Escrow Agent shall be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)           The Company and the Subscribers, jointly and severally, agree to indemnify and hold EVW and the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to attorney's fees) claimed against or incurred by the Escrow Agent or EVW arising out of or related, directly or indirectly, to this Escrow Agreement, unless such claim is due to the willful misconduct or gross negligence of the Escrow Agent or EVW, as the case may be.

(d)           In the event that the Escrow Agent or EVW shall be uncertain as to its duties or rights hereunder, it shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Property until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Property to a court of competent jurisdiction.

(e)           The Escrow Agent and EVW shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than its obligations hereunder, and neither of them shall be required to make a request that any documents or monies be delivered to it, it being agreed that the sole duties and responsibilities of the Escrow Agent and EVW shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to it and deposit said checks and wire transfers into the non-interest-bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Property as stated above, provided that the funds received by the Escrow Agent have been collected and are available for withdrawal.

5.           Resignation of the Escrow Agent.  The Escrow Agent may resign at any time by giving 30 days' notice of such resignation to Seller and EVW on behalf of the Subscribers.  Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Property that it has received as of the date on which it provided the notice of resignation.  In such event, the Escrow Agent shall not take any action until the Company and Subscribers have designated a banking corporation, trust company, attorney or other person as successor.  Upon receipt of such written instructions signed by the Company and Subscribers, the Escrow Agent shall promptly deliver the Escrow Property to such successor and shall thereafter have no further obligations hereunder.  If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Property and any other amounts held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor.  In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Property.

6.           Termination. The Company and the Subscribers may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 10 days from the date of such notice.  In the event of such termination, the Company and the Subscribers shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and the Subscribers, turn over to such successor escrow agent all of the Escrow Property; provided, however, that if the Company and the Subscribers fail to appoint a successor escrow agent within such 10-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof.  Upon receipt of the Escrow Property, the successor escrow agent shall become the Escrow Agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Property.

7.           Investment.  All funds received by the Escrow Agent shall be invested only in non-interest bearing bank accounts at a bank reasonably satisfactory to the Escrow Agent and EVW which shall include the institution regularly used by the Escrow Agent to hold client funds.

8.           Compensation.  Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to charge the Company a fee based upon the time expended by Escrow Agent, for which Subscribers shall have no liability.

9.           Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by e-mail with receipt acknowledged by the recipient, or by nationally recognized overnight courier service, to the addresses set forth below.

If to the Company:

UHF Incorporated
60 Point Perry Road
North Versailles, Pennsylvania 15137
Attention: Ronald C. Schmeiser, President and Chief Executive Officer
Phone No. 412-824-2120
e-mail:  bdornish@dornish.net

and

J. Michael Coombs, Esq.
MABEY & COOMBS, L.C.
Highland Park Plaza
3098 South Highland Drive, Suite 323
Salt Lake City, Utah 84106-6001
Phone No. 801-467-2779
Fax No. 801-467-3256
Email:  jmcoombs@sisna.com

If to any of the Subscribers:

c/o Eaton & Van Winkle LLP
3 Park Avenue
New York, New York 10016
Attention:  Vincent J. McGill, Esq.
Phone No.:212-561-3604
Fax No.:212-779-9928
e-mail:vmcgill@evw.com

If to the Escrow Agent:

Mark S. Galper, Esq.
409 Schoonmaker Avenue
P.O. Box A
Monessen, PA  15062
Phone No.: 724-684-3444
Email:  mgalper@bgatlaw.com

If to EVW:

Eaton & Van Winkle LLP
3 Park Avenue
New York, New York 10016
Attention: Vincent J. McGill, Esq.
Phone No.: 212-561-3604
Fax No.:212-779-9928
e-mail:vmcgill@evw.com

10.           General

(a)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles.  The parties agree that all actions arising out of or related to this Agreement shall be initiated in the State or Federal Courts located in Harrisburg, Pennsylvania, which shall have exclusive jurisdiction over such matters.  All parties hereby consent to the jurisdiction of such courts and waive any objection based upon forum non-conveniens.

(b)           This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)           All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto.

(d)           This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.  No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)           If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)           This Agreement and any amendment or modification of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

UHF Incorporated		On behalf of all Subscribers:

By:		By:
	Ronald C. Schmeiser		Lawrence Burstein
President and CEO

Eaton & Van Winkle LLP		Escrow Agent

By:		By:
	Vincent J. McGill		Mark S. Galper, Esq.
Partner

Schedule A

SUBSCRIBERS

Name	Number of Shares	Purchase Price

Lawrence Burstein	8,103,850	$26,700

Omar Cunha	8,103,849	$26,700
To be registered in the name of
Frontera Holdings Limited Partnership

Peter van Voorst Vader	8,103,849	$26,700

Sidney Levy	8,103,849	$26,700
To be registered in the name of
Wit Services Global Inc.

Selmo Nissenbaum	8,103,849	$26,700
To be registered in the name of
Nissen Holdings & Co Ltd.

Schedule B

LIST OF PERSON(S) AUTHORIZED TO ACT OR SIGN FOR SUBSCRIBERS

Lawrence Burstein